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                                                                     EXHIBIT 3.2

                                                                          [SEAL]

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               REXNORD CORPORATION

                (Pursuant to Sections 242 and 245 of the General
                          Corporation Law of Delaware)

          The undersigned Vice President and Assistant Secretary of Rexnord Corporation, a corporation organized and existing under the laws of Delaware, do hereby certify as follows:

          1. The corporation's present name is Rexnord Corporation.

          2. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was August 5, 1988 under the name "Rex-PT Holdings Inc."

          3. This Amended and Restated Certificate of Incorporation was proposed by the Board of Directors and duly adopted by the holders of a majority of the outstanding shares of Common Stock of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Certificate of Incorporation of the corporation as amended hereby is as follows:

          FIRST: The name of the Corporation is Rexnord Corporation.

          SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty-Three Million (53,000,000) shares, of which:

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               A. Fifty Million (50,000,000) shares shall be designated as
     Common Stock, par value $.01 per share ("Common Stock"); and

               B. Three Million (3,000,000) shares shall be designated as Preference Shares, par value $.01 per share ("Preference Shares").

          FIFTH: The preferences, limitations and relative rights of the Common Stock shall be as follows:

               A. VOTING. Each holder of the Common Stock shall have one (1) vote for each share of such Common Stock held by him of record on all matters voted upon by the stockholders.

               B. DIVIDENDS. Subject to any rights of holders of any class or series of Preference Shares, the Board of Directors of the Corporation may declare a dividend on the Common Stock, and holders of the Common Stock shall share ratably in such dividend in proportion to the number of shares of such Common Stock held by each.

               C. LIQUIDATION. Subject to any rights of holders of any class or series of Preference Shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and after distribution in full of the preferential amounts to be distributed to the holders of any series of Preference Shares, the remaining assets of the Corporation shall be distributed ratably among the holders of Common Stock in proportion to the number of shares of such Common Stock held by each.

          SIXTH: The Board of Directors may divide the Preference Shares into one or more classes or series and fix and determine the relative rights and preferences of each class or series. Each class or series shall be so designated by the Board of Directors as to distinguish its Preference Shares from the Preference Shares of all other classes or series. The Board of Directors may establish variations between different classes or series not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation, including: (a) the voting rights, if any, to which the holders of the Preference Shares of such class or series are entitled; (b) the rate per annum and the times at and conditions upon which the holders of the Preference Shares of such class or series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative; (c) the rights to which holders of the Preference Shares of such class or series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding

                                        2
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up of the Corporation; (d) the price and terms and conditions on which the
Preference Shares of such class or series may be redeemed, if any; (e) sinking fund provisions, if any, for the redemption or purchase of the Preference Shares of such class or series; (f) the terms and conditions on which the Preference Shares of such class or series may be converted into, or exchanged for, shares of stock of any other class or classes, if any; and (g) any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Amended and Restated Certificate of Incorporation and to the fullest extent now or hereafter permitted by the laws of Delaware.

          SEVENTH: The Board of Directors of the Corporation shall be governed by the following:

               A. NUMBER OF DIRECTORS, TENURE AND QUALIFICATIONS. Except as provided pursuant to Paragraph D of this Article Seventh, the number of Directors constituting the Board of Directors of the Corporation shall be the number set forth in the By-Laws of the Corporation, but in no case shall be less than three (3). The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors, with the terms of office of the directors of one class expiring each year. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, the term of the Class II directors serving as of the date of adoption of this Amended and Restated Certificate of Incorporation by the stockholders of the Corporation (the "Date of Adoption") shall expire on the date of the first annual meeting of stockholders held after the Date of Adoption, the term of the Class III directors serving as of the Date of Adoption shall expire on the date of the second annual meeting of stockholders held after the Date of Adoption, and the term of the Class I directors serving as of the Date of Adoption shall expire on the date of the third annual meeting of stockholders held after the Date of Adoption. Each Director shall hold office until the annual meeting for the year in which his term expires and until such Director's successor shall be elected and qualified, subject, however, to such Director's earlier death, resignation, disqualification or removal from office.

               B. VACANCIES. Except as provided pursuant to Paragraph D of this Article Seventh, any vacancy on the Board of Directors, whether resulting from an increase in

                                        3
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     the number of Directors fixed by or pursuant to the By-Laws of the
     Corporation or resulting from death, resignation, disqualification, removal or otherwise, other than a vacancy with respect to a Director elected as provided pursuant to Paragraph D of this Article Seventh shall be filled by the vote of the majority of the Directors then in office (excluding Directors, if any, elected as provided pursuant to Paragraph D of this Article Seventh), even if less than a quorum, or by a sole remaining Director. Any Director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors, shall hold office for the remaining term of Directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

               C. REMOVAL OF DIRECTORS. Exclusive of Directors, if any, elected as provided pursuant to Paragraph D of this Article Seventh, a Director of the Corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote with respect to the election of such Director at a meeting of the stockholders duly called for such purpose.

               D. DIRECTORS ELECTED BY PREFERENCE SHARES. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preference Shares issued by the Corporation shall have the right, voting pursuant to the terms of such Preference Shares, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of such Preference Shares. Unless expressly provided by such terms, Directors so elected shall not be divided into classes and during the prescribed terms of office of such Directors the Board of Directors shall consist of such Directors in addition to the number of Directors determined as provided in Paragraph A of this Article Seventh.

               E. STOCKHOLDER NOMINATIONS. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

          EIGHTH: Elections of Directors need not be by written ballot unless the By-Laws of the Corporation provide otherwise.

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          NINTH: The Board of Directors shall have the power to adopt, amend, restate, change or repeal the By-Laws of the Corporation or any provision thereof.

          TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          ELEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken at an annual or special meeting or by consent in writing by the stockholders of the Corporation; provided, that action may not be taken by means of a consent in writing unless such consent in unanimous.

          TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, by binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 28th day of October, 1992.


                                    REXNORD CORPORATION


                                    By: /s/ Thomas J. Jansen
                                        -----------------------------------
                                        Thomas J. Jansen, Vice President


                                    By: /s/ Jean B. Kurowski
                                        -----------------------------------
                                        Jean B. Kurowski, Assistant Secretary

                                        6
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                                                                          [SEAL]

                              CERTIFICATE OF MERGER

                                       OF

                        REXNORD ACQUISITION COMPANY, INC.

                                      INTO

                               REXNORD CORPORATION

     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "GCL"), the undersigned corporation organized and existing under and by virtue of the GCL,

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the Merger are as follows:

     NAME                                    STATE OF INCORPORATION

Rexnord Acquisition Company, Inc.                   Delaware
Rexnord Corporation                                 Delaware

     SECOND:   That an Agreement and Plan of Merger, dated as of December 1,
1993 (the "Agreement and Plan of Merger"), by and between the constituent corporations of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(c) of the GCL

     THIRD:    That the name of the corporation surviving the Merger is Rexnord
Corporation.

     FOURTH:   That the restated certificate of incorporation of Rexnord
Corporation shall be the certificate of incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement and Plan of Merger is on file at the principal place of business of the

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surviving corporation, which is 4701 West Greenfield Avenue, Milwaukee,
Wisconsin 53214.

     SIXTH:    That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: This Certificate of Merger shall be effective on the date and at the time which this Certificate of Merger is filed.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed in its corporate name this 31st day of January, 1994.


                                           REXNORD CORPORATION


                                           By: /s/ Thomas J. Jansen
                                              ---------------------------------
                                              Name:  Thomas J. Jansen
                                              Title: Vice President,
                                                     Secretary and
                                                     Treasurer

Attest: /s/ James S. Eastham
        ---------------------------------
        Name:  James S. Eastham
        Title: Assistant Secretary


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                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                             OF REXNORD CORPORATION

          The undersigned, being the duly elected Vice President of Rexnord Corporation, a Delaware Corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporate Law (the "DGCL") DOES HEREBY CERTIFY that:

          (1) The Board of Directors of the Corporation has duly adopted and recommended to the sole stockholder of the Corporation for approval, and the sole stockholder has duly adopted by its written consent pursuant to
     Section 228 of the DGCL, the amendment to the Certificate of Incorporation of the Corporation to delete Article Fourth thereof in its entirety and insert the following language in lieu thereof:

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Thousand (3000) shares of Common Stock, par value $.01 per share.

          (2) The Board of Directors of the Corporation has duly adopted and recommended to the sole stockholder of the Corporation for approval, and the sole stockholder has duly adopted by its written consent pursuant to
     Section 228 of the DGCL, the amendment to the Certificate of Incorporation of the Corporation to delete paragraphs B and C in Article Fifth thereof in their entirety and insert the following language in lieu thereof:

               B. DIVIDENDS. The Board of Directors of the Corporation may declare a dividend on the Common stock, and holders of the Common Stock shall share ratably in such dividend in


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                                     -2-

          proportion to the number of shares of such Common Stock held by each.

               C. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably amount the holders of Common Stock in proportion to the number of shares of such Common Stock held by each.


          (3) The Board of Directors of the Corporation has duly adopted and recommended to the sole stockholder of the Corporation for approval, and the sole stockholder has duly adopted by its written consent pursuant to
     Section 228 of the DGCL, the amendment to the Certificate of Incorporation of the Corporation to delete Article Sixth thereof in its entirety.

          (4) The Board of Directors of the Corporation has duly adopted and recommended to the sole stockholder of the Corporation for approval, and the sole stockholder has duly adopted by its written consent pursuant to
     Section 228 of the DGCL, the amendment to the Certificate of Incorporation of the Corporation to amend Article Seventh thereof by deleting the first clause in paragraph A thereof and capitalizing "t" in the word "the" that immediately follows the clause to be deleted hereby.

          (5) The Board of Directors of the Corporation has duly adopted and recommended to the sole stockholder of the Corporation for approval, and the sole stockholder has duly adopted by its written consent pursuant to
     Section 228 of the DGCL, the amendment to the Certificate of Incorporation of the Corporation to amend Article Seventh thereof by deleting the first clause in paragraph B, C, D and E thereof in their entirety and inserting the following language in lieu thereof:

              B. VACANCIES. Any vacancy on the Board of Directors, whether resulting from an increase in the number of Directors fixed by or pursuant to the By-Laws of the Corporation or resulting from death, resignation, disqualification, removal or otherwise shall be


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                                     -3-

          filled by the vote of the majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors, shall hold office for the remaining term of Directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

               C. REMOVAL OF DIRECTORS. A Director of the Corporation may be removed from office prior to the expiration of his term of office at any time, but only for cause and only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote with respect to the election of such Director at a meeting of the stockholders duly called for such purpose.

               D. STOCKHOLDER NOMINATIONS. Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation.

          IN WITNESS WHEREOF, the undersigned DOES HEREBY DECLARE AND CERTIFY that the facts herein stated are true and, accordingly, I have hereunto set my hand this 25th day of March, 1994.



                                             [ILLEGIBLE]
                                             ----------------------------
                                             Vice President


Attested this 25th day of
March, 1994, by:


/s/ Edgar P. DeVylder
----------------------------
Edgar P. DeVylder
Secretary


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                                                                          [SEAL]

                              CERTIFICATE OF MERGER

                                       OF

                             MB MANUFACTURING, INC.

                                      INTO

                               REXNORD CORPORATION

                                   **********

          The undersigned corporation, Rexnord Corporation, a Delaware corporation, DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          NAME                                STATE OF INCORPORATION

          MB MANUFACTURING, INC.                    NEVADA

          REXNORD CORPORATION                       DELAWARE

          SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

          THIRD: The name of the surviving corporation in the merger is Rexnord Corporation, a Delaware corporation.

          FOURTH: The Certificate of Incorporation of Rexnord Corporation, a Delaware corporation, as amended, shall be the Certificate of Incorporation of the surviving corporation.

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          FIFTH: As executed Plan and Agreement of Merger is on file at the principal place of business of the surviving corporation, and the address of said principal place of business of the surviving corporation is 4701 West Greenfield Avenue, Milwaukee, Wisconsin 53214.

          SIXTH: A copy of the Plan and Agreement of Merger will be furnished upon request without cost to any stockholder of any constituent corporation.

          SEVENTH: This Certificate of Merger shall be effective upon its filing with the Delaware Secretary of State.


Date as of April 28, 1999.


ATTEST:                                        REXNORD CORPORATION


By:  /s/ Edgar P. DeVylder                     By:  /s/ Peter C. Wallace
     ----------------------------                   ----------------------------
     Edgar P. DeVylder,                             Peter C. Wallace,
     Its Secretary                                  Its President

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                          ----------------------------

          Rexnord Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

          1. That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of
Section 141(f) of the General Corporation Law of Delaware:

          RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

          "FIRST: The name of the corporation (the "Corporation") is Rexnord North America Holdings, Inc."

          2. The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Irwin M. Shur, its Vice President and Secretary, this 25th day of November, 2002.


                                    By:  /s/ Irwin M. Shur
                                         ------------------------
                                         Irwin M. Shur,
                                         Its Vice President

[SEAL]

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                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                      REXNORD NORTH AMERICA HOLDINGS, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Rexnord North America Holdings, Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST as follows:

     FIRST: The name of the corporation (the "Corporation") is Rexnord Industries, Inc.

2. The Directors of the Corporation, by unanimous written consent, declared the foregoing amendment advisable and referred it to the sole stockholder of the Corporation for a vote and approval; and

3. The sole stockholder of the Corporation, by written consent, has adopted and approved the foregoing amendment.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to the Certificate of Incorporation of the Corporation to be signed and executed in its corporate name by Thomas J. Jansen, its Vice President this 11th day of December, 2002.


                                               /s/ Thomas J. Jansen
                                               --------------------
                                        By:    Thomas J. Jansen
                                        Title: Vice President